As filed with the Securities and Exchange Commission on February 25, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	23-2596710
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1227 South Patrick Drive, Building 2A Satellite Beach, FL	32937
(Address of Principal Executive Offices)	(Zip Code)

Lighting Science Group Corporation Amended and Restated Equity-Based Compensation Plan

(Full title of the plan)

Gregory T. Kaiser

Chief Financial Officer

Lighting Science Group Corporation

1227 South Patrick Drive, Building 2A

Satellite Beach, FL 32937

(Name and address of agent for service)

(321) 779-5520

(Telephone number, including area code, of agent for service)

with copies of communications to:

Greg R. Samuel

Haynes and Boone, LLP

2323 Victory Avenue, Suite 700

Dallas, Texas 75219

(214) 651-5645

(214) 200-0577 (fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value	8,000,000 (2)	$4.36 (3)	$34,880,000 (3)	$4,049.57

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock, par value $0.001 per share of the registrant (“Common Stock”), that become issuable under the Lighting Science Group Corporation Amended and Restated Equity-Based Compensation Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Common Stock.
(2)	Represents additional shares of Common Stock reserved for future issuance under the Plan.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act and based upon the average of the bid and asked prices of the Common Stock as reported on the Over-the-Counter Bulletin Board on February 22, 2011.

REGISTRATION OF ADDITIONAL SECURITIES

By a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on May 5, 2008, File No. 333-150628 (the “Original Registration Statement”), Lighting Science Group Corporation (the “Company”) registered 1,510,250 shares of common stock, par value $0.0001 per share (the “Common Stock”), issuable under the Lighting Science Group Corporation Amended and Restated Equity-Based Compensation Plan (the “Equity Plan”). The Company registered an additional 18,489,750 shares of Common Stock issuable under the Equity Plan pursuant to a registration statement on Form S-8 filed with the SEC on January 14, 2011, File No. 333-171726 (the “Additional Registration Statement”). The Company is hereby registering an additional 8,000,000 shares of Common Stock issuable under the Equity Plan, which shares are now available for grant due to an amendment to the Equity Plan that increased the number of shares available for grant pursuant to the Equity Plan, which was approved by the Company’s board of directors on February 10, 2011.

Pursuant to Instruction E of Form S-8, the contents of the Original Registration Statement and the Additional Registration Statement are incorporated by reference in this Registration Statement on Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the SEC.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Company hereby incorporates herein by reference the following documents previously filed with the SEC:

(i)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 (including information specifically incorporated by reference from the Company’s Proxy Statement for its 2010 Annual Meeting), filed with the SEC on April 13, 2010;

(ii)	the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, filed with the SEC on May 17, 2010, August 13, 2010 and November 12, 2010, respectively;

(iii)	the Company’s Current Reports on Form 8-K filed with the SEC on January 6, 2010, January 12, 2010, January 20, 2010, February 17, 2010 (pursuant to Items 8.01 and 9.01), February 23, 2010, March 4, 2010, March 19, 2010, March 30, 2010, April 2, 2010, April 21, 2010, May 6, 2010, June 2, 2010, June 14, 2010, June 29, 2010, July 2, 2010, July 15, 2010, July 28, 2010, July 30, 2010 (as amended), August 10, 2010, September 2, 2010, October 6, 2010, October 21, 2010, November 1, 2010, November 28, 2010, December 3, 2010, December 23, 2010, December 28, 2010, January 4, 2011, January 13, 2011, January 20, 2011, January 28, 2011 and February 10, 2011 (in each case except for any information under Item 7.01 of such reports, as applicable, which information is not being incorporated by reference); and

(iv)	The description of the Common Stock contained in the Company’s Registration Statement on Form S-1 filed with the SEC on February 10, 2011 (SEC File No. 333-172165), including all amendments and reports filed for the purpose of updating that description.

All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, but excluding any information furnished to, rather than filed with, the SEC, shall be deemed to be incorporated by reference herein and to be part hereof from the date such documents are filed. Any statement contained herein or in any document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 6.	Indemnification of Directors and Officers.

Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Company’s certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or were, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The Company’s bylaws provide that it will indemnify its directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Company’s certificate of incorporation or bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

The Company maintains a general liability insurance policy that covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 8.	Exhibits.

The exhibit index attached hereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Satellite Beach, State of Florida, on the 25th day of February, 2011.

LIGHTING SCIENCE GROUP CORPORATION

By:	/s/ Gregory T. Kaiser
Gregory T. Kaiser
Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons and in the following capacities on February 25, 2011.

Signature	Capacity in which Signed

/s/ Richard Weinberg	Chairman and Chief Executive Officer
Richard Weinberg	(Principal Executive Officer)

/s/ Gregory T. Kaiser	Chief Financial Officer
Gregory T. Kaiser	(Principal Financial Officer and Principal Accounting Officer)

*	Vice Chairman
Charles Darnell

*	Vice Chairman
Donald R. Harkleroad

*	Director
Robert E. Bachman

*	Director
Michael W. Kempner

*	Director
T. Michael Mosely

*	Director
Leon Wagner

* By:	/s/ Gregory T. Kaiser
Gregory T. Kaiser
Agent (Pursuant to Power of Attorney filed herewith)

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Lighting Science Group Corporation (previously filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q filed on October 14, 2009, File No. 0-20354, and incorporated herein by reference).

4.2	Amended and Restated Bylaws of Lighting Science Group Corporation (previously filed as Exhibit 3.1 to the Current Report on Form 8-K filed on December 28, 2010, File No. 0-20354, and incorporated herein by reference).

4.3	Certificate of Designation of Series B Preferred Stock (previously filed as Exhibit 4.2 to the Current Report on Form 8-K filed on October 11, 2007, File No. 0-20354, and incorporated herein by reference).

4.4	Certificate of Designation of Series C Preferred Stock of Lighting Science Group Corporation (previously filed as Exhibit 4.1 to the Current Report on Form 8-K filed on January 7, 2009, File No. 0-20354, and incorporated herein by reference).

4.5	Certificate of Designation of Series D Non-Convertible Preferred Stock of Lighting Science Group Corporation (previously filed as Exhibit 4.1 to the Current Report on Form 8-K filed on September 8, 2009, File No. 0-20354, and incorporated herein by reference).

4.6	Certificate of Designation of Series E Non-Convertible Preferred Stock of Lighting Science Group Corporation (previously filed as Exhibit 4.1 to the Current Report on Form 8-K filed on June 29, 2010, File No. 0-20354, and incorporated herein by reference).

4.7	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Lighting Science Group Corporation (previously filed as Appendix A to the Information Statement on Schedule 14C filed on November 30, 2010, File No. 0-20354, and incorporated herein by reference).

4.8	Amended and Restated Equity Based Compensation Plan (previously filed as Appendix A to the Proxy Statement on Schedule 14A filed on September 18, 2008, File No. 0-20354 and incorporated herein by reference).

4.9	Amendment to the Lighting Science Group Corporation Amended and Restated Equity-Based Compensation Plan, dated as of August 21, 2009 (previously filed as Exhibit 10.4 to the Current Report on Form 8-K filed on August 27, 2009, File No. 0-20354, and incorporated herein by reference).

4.10*	Amendment to the Lighting Science Group Corporation Amended and Restated Equity-Based Compensation Plan, dated as of February 10, 2011.

4.11	Form of Lighting Science Group Corporation 2005 Equity-Based Compensation Plan Stock Option Agreement (previously filed as Exhibit 4.13 to the Registration Statement on Form S-8 filed on May 5, 2008, File No. 0-20354, and incorporated herein by reference).

4.12	Form of Lighting Science Group Corporation 2005 Equity-Based Compensation Plan Employee Incentive Stock Option Agreement (previously filed as Exhibit 4.14 to the Registration Statement on Form S-8 filed on May 5, 2008, File No. 0-20354, and incorporated herein by reference).

4.13	Form of Lighting Science Group Corporation 2005 Equity-Based Compensation Plan Restricted Stock Award Agreement (previously filed as Exhibit 4.15 to the Registration Statement on Form S-8 filed on May 5, 2008, File No. 0-20354, and incorporated herein by reference).

4.14	Form of Lighting Science Group Corporation Amended and Restated Equity-Based Compensation Plan Nonqualified Stock Option Agreement (previously filed as Exhibit 10.5 to the Current Report on Form 8-K filed on August 27, 2009, File No. 0-20354, and incorporated herein by reference).

4.15	Form of Lighting Science Group Corporation Amended and Restated Equity-Based Compensation Incentive Stock Option Agreement (previously filed as Exhibit 10.6 to the Current Report on Form 8-K filed on August 27, 2009, File No. 0-20354, and incorporated herein by reference).

5.1*	Opinion and Consent of Haynes and Boone, LLP.

23.1	Consent of Haynes and Boone, LLP (Included in Exhibit 5.1).

23.2*	Consent of McGladrey & Pullen, LLP

24.1*	Power of Attorney

*	Each document marked with an asterisk is filed herewith.